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                                                                    EXHIBIT 10.7

                                                                  EXECUTION COPY

SALE OF BUSINESS AGREEMENT

between

PYRAMID FREIGHT (PROPRIETARY) LIMITED

and

UTi SOUTH AFRICA (PROPRIETARY) LIMITED

                                                                      [WWB LOGO]

                                                           WEBBER WENTZEL BOWENS
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                                                                              2.

                                TABLE OF CONTENTS

                                                       PAGE
1.  Definitions and interpretation                       3

2.  Introduction                                        10

3.  Sale                                                10

4.  Purchase consideration and payment                  11

5.  Contracts                                           11

6.  Collection of Debtors                               13

7.  Completion                                          15

7.2 delivery                                            15

7.3 cession and delegation                              15

7.4 risk and benefit                                    15

7.5 ownership                                           15

7.6 registration of vehicles, Intellectual Property
     and Trade Marks                                    16

8.  Liabilities                                         16

9.  Transferred Employees                               16

10. Benefit matters and pension funds                   19

11. Publication in terms of Insolvency Act              19

12. Value-Added Tax                                     19

13. Breach                                              20

14. Arbitration                                         21

14.2 identity of arbitrator                             22

14.3 venue                                              23

14.4 procedures                                         23

14.6 costs and expenses                                 24

14.7 final and binding effect                           24

14.8 consent                                            24

14.9 severability                                       24

14.10 injunction relief                                 24

15. Confidentiality                                     25

16. Miscellaneous matters                               25

16.1 addresses and notice                               25

16.2 entire contact                                     26

16.3 no representations                                 26

16.4 variation, cancellation and waiver                 27

16.5 indulgences                                        27

16.6 cession                                            27

16.7 applicable law                                     27

16.8 costs                                              27

16.9 counterparts                                       28

Schedule 1 Schedule of Retained Assets                  29

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                                                                              3.

1.   DEFINITIONS AND INTERPRETATION

1.1      In this Agreement and in the schedules to this Agreement:

1.1.1 clause headings are for convenience and are not to be used in its interpretation;

1.1.2 unless the context indicates a contrary intention an expression which denotes:

1.1.2.1         any gender includes the other genders;

1.1.2.2         a natural person includes a juristic person and vice versa;

1.1.2.3         the singular includes the plural and vice versa;

1.1.3 a reference to a "person" includes a reference to an individual, partnership, company, close corporation, other body corporate, a trust, an unincorporated association or a joint venture and that person's legal personal representatives and successors.

1.2 In this Agreement, and in any schedules to this Agreement, the following expressions bear the meanings assigned to them below and cognate expressions bear corresponding meanings:

1.2.1        "ACCOUNTS"             - means the accounting packs of the
                                      Businesses prepared by the Seller and
                                      reviewed by Deloitte & Touche for the
                                      period ending 31 July 2004, a copy of
                                      which shall be furnished to the Purchaser as soon as possible after they have been reviewed by Deloitte & Touche;

1.2.2        "BRANCH FUNDING"       - means all obligations or liabilities,
                                      whether actual or contingent, of the
                                      Seller in or in connection with the
                                      funding provided by Pyramid Freight

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                                                                              4.

                                      (Pty) Limited (a company registered and
                                      incorporated in the British Virgin Islands under registration number 530960) to the Seller, on the Effective Date, as reflected in the Accounts;

1.2.3        "BUSINESSES"           - means the following divisions of business
                                      carried on by the Seller each as a going concern, using the Business Assets and including the Transferred Liabilities:

1.2.3.1                                 UTi International Division;

1.2.3.2                                 Sun Couriers Division;

1.2.3.3                                 Mounties Division;  and

1.2.3.4                                 RDS Division;

1.2.4    "BUSINESS ASSETS"          - means all the assets owned or used by the
                                      Seller in or in connection with the
                                      Businesses at the Effective Date but
                                      excluding the Retained Assets, including without limitation:

                                        Business Information;

                                        Cash;

                                        Contracts;

                                        Debtors;

                                        Goodwill;

                                        Intellectual Property;

                                        Licences;

                                        Moveable Assets;  and

                                        Trade Marks;

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                                                                              5.

1.2.5    "BUSINESS DAY"             - means any day other than a Saturday,
                                      Sunday or statutory public holiday in the Republic of South Africa;

1.2.6    "BUSINESS INFORMATION"

                                    - means all information and related books
                                      and records used by the Seller in the
                                      operation of the Businesses on the
                                      Effective Date, including, but not limited to, files, computer discs and tapes, invoices, credit and sales records, personnel records, customer lists (including customer contracts and agreements), supplier lists (including supplier cost information), manuals, drawings, business plans and other plans and specifications, accounting books and records, sales literature, current price lists and discounts, promotional signs and literature, and marketing and sales programs;

1.2.7    "CASH"                     - means any cash-on-hand or bank deposits
                                      due to the Seller in relation to the
                                      Businesses on the Effective Date, as
                                      reflected in the Accounts but less the
                                      Surplus Cash;

1.2.8    "COMPLETION"               - means completion of the transactions and
                                      matters referred to in clause 7 of this
                                      Agreement;

1.2.9    "COMPLETION DATE"          - means the Signature Date or such later
                                      date as the Parties may agree to in
                                      writing;

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                                                                              6.

1.2.10   "CONTRACTS"                - means those contracts entered into
                                      before the Effective Date by or on behalf of the Seller in connection with the Businesses which remain to be performed (in whole or in part) on the Effective Date;

1.2.11   "CREDITORS"                - means the sums due by the Seller to
                                      trade creditors of the Businesses on the Effective Date, as reflected in the Accounts;

1.2.12   "DEBTORS"                  - means the claims of the Seller against
                                      all persons who are indebted to the Seller in relation to the Businesses in the normal course of business on the Effective Date, as reflected in the Accounts;

1.2.13   "EFFECTIVE DATE"           - means 1 August 2004;

1.2.14   "GOODWILL"                 -  means the goodwill of the Businesses;

1.2.15   "INTELLECTUAL PROPERTY"    - means all inventions, patents, designs,
                                      copyright, and domain names owned by the Seller on the Effective Date and used in relation to the Businesses, whether registered or unregistered, and including all applications and rights to apply for those rights;

1.2.16   "LICENCES                  - means all approvals, permits and
                                      licences held by the Seller in connection with the Businesses on the Effective Date, including those received from any governmental,

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                                                                              7.

                                      provincial, local or other regulatory
                                      bodies;

1.2.17   "LOAN AGREEMENT"           - means the loan agreement entered into or
                                      to be entered into between the Seller and the Purchaser in terms of which the Seller lends to the Purchaser the amount of R680 000 000;

1.2.18   "MOVEABLE ASSETS"          - means the tangible property owned or
                                      used by the Seller in relation to the
                                      Businesses as at the Effective Date;

1.2.19   "PARTIES"                  - means the Seller and the Purchaser;

1.2.20   "PURCHASER"                - means UTi South Africa (Proprietary)
                                      Limited a private company with limited
                                      liability registered and incorporated in accordance with the laws of the Republic of South Africa under registration number:
                                      2004/015747/07;

1.2.21   "RETAINED ASSETS"          - means those assets owned or used by the
                                      Seller in or in connection with the
                                      Businesses at the Effective Date which are retained by the Seller and are not sold or transferred by the Seller to the Purchaser namely those assets listed in SCHEDULE 1 to the Agreement;

1.2.22   "RETAINED LIABILITIES"     - means the obligations or liabilities of
                                      the Seller in or in connection with the
                                      Businesses at the Effective Date which are retained by the Seller and

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                                                                              8.

                                      are not sold or transferred by the Seller to the Purchaser namely:

1.2.22.1                                        Branch Funding;  and

1.2.22.2                                        Tax in respect of profits;

1.2.23  "SELLER"                    - means Pyramid Freight (Proprietary)
                                      Limited, a company with limited liability registered and incorporated in the British Virgin Islands and registered as an external company in accordance with the laws of the Republic of South Africa under registration number 1987/003687/10;

1.2.24  "SIGNATURE DATE"            - means the date on which this Agreement
                                      is signed by both Parties and if it is
                                      signed on different dates, then the last of those dates;

1.2.25  "SURPLUS CASH"              - means an amount of R11 709 280 being the
                                      amount of cash-on-hand or bank deposits
                                      due to the Seller in relation to the
                                      Businesses in excess of that required by the Businesses for operating purposes;

1.2.26  "TAX IN RESPECT OF PROFITS" - means all obligations or liabilities, whether actual or contingent of the Seller in or in connection with the tax payable by the Seller on the profits of the Businesses at the Effective Date, as reflected in the Accounts;

1.2.27   "TRADE MARKS"              - means the trade marks owned or used in
                                      connection with the Businesses at the
                                      Effective Date,

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                                                                              9.

                                      whether registered, pending registration or unregistered;

1.2.28   "TRANSFERRED EMPLOYEE"     - means any present employee of the Seller
                                      whose contract of employment is
                                      transferred to the Purchaser pursuant to clause 9.1 of this Agreement;

1.2.29   "TRANSFERRED LIABILITIES"  - means all obligations and liabilities of the Seller in connection with the
                                      Businesses at the Effective Date but
                                      excluding the Retained Liabilities and
                                      specifically including without limitation:

1.2.29.1                                the Creditors;

1.2.29.2 those obligations and liabilities of the Seller under the Contracts which relate to periods on or after the Effective Date;

1.2.29.3 the liability to Transferred Employees for accrued leave as at the Effective Date;

1.2.29.4 those obligations and liabilities of the Seller under contracts of employment of the Transferred Employees which relate to periods on or after the Effective Date.

1.3 Words and expressions defined in any clause shall, for the purposes of that clause, bear the meaning assigned to such words and expressions in such clause.

1.4 If any provision is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it is only in the definition clause,

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                                                                             10.

         effect will be given to it as if it were a substantive provision in the body of the Agreement.

1.5 In this Agreement and the schedules the word "Agreement" refers to this Agreement and the words "clause" and "Schedule" refer to clauses of and schedules to this Agreement.

1.6 The schedules to this Agreement comprise part of this Agreement and shall be deemed to be incorporated herein.

2.   INTRODUCTION

2.1      The Seller carries on the Businesses more fully described in clause
         1.2.3 above.

2.2 The Parties wish to record in writing the terms and conditions upon which the Seller sells to the Purchaser the Businesses, each as a going concern.

3.   SALE

3.1 On and with effect from the Effective Date, the Seller sells to the Purchaser, which purchases the Businesses, each as a going concern. The sale of the Businesses constitutes an indivisible transaction and comprises the acquisition by the Purchaser of the Business Assets but excluding the Retained Assets, which shall remain the property of the Seller.

3.2 The Seller shall sell the Business Assets as beneficial owner free from all liens or encumbrances and the risk in and benefit of the Business Assets shall be deemed to have vested in the Purchaser with effect from the Effective Date. Accordingly, the Seller shall retain the profits and losses of the Businesses at the Effective Date and the Purchaser will be entitled to the profits and losses of the Businesses from the Effective Date.

3.3 The acquisition of the Businesses will include the assumption by the Purchaser, subject to the provisions of this Agreement, of the Transferred Liabilities but excluding the Retained Liabilities which shall remain the responsibility of the Seller.

3.4 Nothing in this Agreement shall operate to transfer to the Purchaser any asset which is not a Business Asset.

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                                                                             11.

3.5 Insofar as the Businesses of the Seller have been conducted by the Seller since the Effective Date, the Seller will be deemed to have been conducting such Businesses as agent for and at the risk of the Purchaser. All profits accruing from the conduct of the Businesses since the Effective Date will accrue to the Purchaser, and the Purchaser shall bear all losses suffered by the Businesses from the Effective Date.

3.6 The Purchaser shall reimburse to the Seller any income tax payable by the Seller in respect of the conduct of the Businesses after the Effective Date, payment to be made at least 7 days before the date on which the Seller is required to pay the tax concerned.

4.   PURCHASE CONSIDERATION AND PAYMENT

4.1 The purchase consideration payable by the Purchaser to the Seller for the Businesses, in addition to the assumption of the Transferred Liabilities, is the amount of R680 000 000. The purchase consideration will be allocated amongst the Business Assets as follows: as to the tangible assets their net asset value as at the Effective Date and the balance of the purchase consideration to Goodwill.

4.2 The purchase consideration will be settled by the Purchaser crediting a claim on loan account in favour of the Seller in its accounting records in an amount of R680 000 000. The terms of repayment and interest rate of the loan are set out in the Loan Agreement.

5.   CONTRACTS

5.1 The Purchaser will take over and acquire for its own account with effect from the Effective Date the benefit and the burden of the Contracts.

5.2 The Purchaser will ensure that all liabilities and obligations of the Seller arising under the Contracts taken over by it pursuant to this clause 5 and which relate to periods after the Effective Date will be performed and completed by the Purchaser, and the Purchaser indemnifies the Seller against all actions, proceedings, costs, damages, claims, demands and liabilities (including without limitation all expenses incurred with lawyers and other consultants) in respect of any act or omission on the part of the Purchaser, its

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                                                                             12.

         employees, agents or representatives in relation to the Contracts on or after the Effective Date.

5.3      As far as the Contracts are concerned, nothing in this Agreement:

5.3.1 shall require the Purchaser to perform any obligation falling due for performance or which should have been performed before the Effective Date; or

5.3.2 shall make the Purchaser liable for any act, neglect, default or omission in respect of any of the Contracts prior to the Effective Date.

5.4 The Seller hereby indemnifies the Purchaser against all actions, proceedings, costs, damages, claims, demands and liabilities (including without limitation all expenses incurred with lawyers and other consultants) in respect of any act or omission on the part of the Seller, its employees, agents or representatives in relation to the Contracts before the Effective Date.

5.5 Insofar as the benefit or burden of any of the Contracts cannot effectively be assigned to the Purchaser except with the consent to the assignment from the other party to the contract:

5.5.1 the Seller shall use reasonable endeavours to procure the consent to such assignment;

5.5.2 until the Contract is assigned the Seller shall hold it in trust for the Purchaser absolutely and the Purchaser shall as the Seller's sub-contractor (if such sub-contracting is permissible and lawful under the Contract) perform all the obligations of the Seller under the Contract to be discharged after the Effective Date and shall be entitled to all the benefits in respect thereof with effect from the Effective Date, and to the extent that it lawfully can perform such obligations shall indemnify the Seller against all actions, proceedings, costs, damages, claims and demands in respect of any failure on the part of the Purchaser to perform those obligations; and

5.5.3 until the Contract is assigned the Seller shall (so far as it lawfully may) give all reasonable assistance to the Purchaser to enable the Purchaser to enforce its rights under the Contract as the case may be.

                                                                             13.

5.6 The Seller shall use its best endeavours to procure that the Purchaser shall be entitled to occupy any leased premises from which the Businesses are now conducted (including the premises of the branches of the Businesses), either pursuant to an assignment of the leases in question or (if the Seller cannot procure an assignment) in terms of sub-leases; provided that where any premises are to be sub-let the terms of the sub-leases shall be the same, mutatis mutandis, as those applicable to the principal lease between the lessor and the Seller.

5.7 The Purchaser agrees to take over the premises in the condition in which they are on the Effective Date; and the Seller shall have no liability to any person to repair the premises or to restore the premises to their former condition. The Seller warrants that it is not aware of any material default in any of its obligations in relation to any premises on which the Businesses are conducted in relation to the condition of the premises or any other matter connected with leases of those premises.

5.8 If any lessor lawfully refuses to agree to the assignment of the leases to the Purchaser or to the sub-letting of the premises to the Purchaser, the Parties will co-operate with one another in any such way as may be lawful and to their respective best advantage in order to achieve the intent and object of this Agreement and, in particular, the intent and object of this clause 5.

6.   COLLECTION OF DEBTORS

6.1 It is recorded that the Seller has sold the Debtors to the Purchaser subject to the provisions of 6.5 and 6.6.

6.2 The Seller warrants that the Purchaser will recover the full amounts of the debts from the relevant Debtors within a period of 6 months from the Effective Date, but subject to the provisions of 6.3.

6.3 The Purchaser undertakes to use its best endeavours to collect the full amount of the debts (insofar as they have not yet been collected) as soon as possible after it has taken control of the Businesses, and in order to achieve this objective it shall be obliged, inter alia, to send out statements of account to the relevant Debtors not less than once a month. If so required by the

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                                                                             14.

         Seller, the Purchaser shall give satisfactory proof to the Seller that the Purchaser has fulfilled its obligations in terms of this 6.3.

6.4 If a customer of one of the Businesses carried on by the Seller who owes an amount which forms part of the debts, purchases service from that Business carried on by the Purchaser after it has taken control of the Businesses then, unless that customer otherwise directs either expressly or by implication, or such payment is made in respect of a particular debt, all payments made by the customer shall be allocated, as between debts owed by such customer prior to the date of taking over control and debts contracted by that customer after the date of taking over control, in the first instance to the debts owed by the customer prior to the taking over of control.

6.5 Subject to the provisions of 6.7 and 6.8, and subject to compliance by the Purchaser with its obligations in terms of 6.3, the Seller undertakes to pay to the Purchaser on the expiry of the period of 6 months from the Effective Date an amount equal to the difference between the full value of the debts and the aggregate of the debts collected by the Purchaser during the period of 6 months. Against payment of such amount by the Seller to the Purchaser, the Purchaser shall re-cede the relevant uncollected debts to the Seller.

6.6 Notwithstanding anything to the contrary contained in 6.5, the Seller shall not be liable for any amount which was not collected in respect of the debts by reason of a settlement discount accorded to the relevant debtor in the ordinary, regular and normal course of business.

6.7 Having regard to the provisions of 6.5 it is recorded that the sale of the debts has been effected on the basis that the sale of each debt is subject to the resolutive condition that such sale will be deemed to be cancelled if the debt concerned has not been fully recovered within the period of 6 months referred to in 6.5.

6.8 In those cases where the Purchaser's rights in terms of 6.5 are subject to compliance by the Purchaser with its obligations in terms of 6.3, the material failure by the Purchaser to comply with those obligations in respect of any particular debt shall operate to discharge the Seller from its obligations (in terms of 6.5) in respect of that debt only.

                                                                             15.

7.    COMPLETION

7.1 The Completion of the transactions contemplated in this Agreement, shall take place at the offices of the Seller on the Completion Date or such other date or place as the Parties may agree to in writing.

7.2   DELIVERY

      At Completion the Seller shall:

7.2.1       hand the Purchaser control of the Businesses and the Business
            Assets; and

7.2.2 deliver to the Purchaser at the premises at which they are situated all Business Assets (excluding assets in transit, which will be delivered on receipt) together with such documents, duly completed, as may be necessary to complete the sale and purchase of the Business Assets and vest title to the Business Assets in the Purchaser including without limitation in respect of all vehicles sold to the Purchaser, all such documents as may be necessary to enable the Purchaser to transfer, at the cost of the Purchaser, the registration of ownership of such vehicles into the name of the Purchaser.

7.3   CESSION AND DELEGATION

      The Seller shall be deemed to have ceded and delegated to the Purchaser on the Effective Date, the rights and obligations under the Contracts which have been acquired by the Purchaser in terms of the provisions of this Agreement.

7.4   RISK AND BENEFIT

      The risk in, and benefit of, each of the Businesses and the Business Assets shall be deemed to have passed to the Purchaser on the Effective Date.

7.5   OWNERSHIP

      Ownership in respect of the Businesses and all Business Assets shall pass to the Purchaser on the Completion Date.

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                                                                             16.

7.6   REGISTRATION OF VEHICLES, INTELLECTUAL PROPERTY AND TRADE MARKS

7.6.1 The Seller shall sign all such documents as may be reasonably required by the Purchaser to enable the Purchaser to transfer, at the cost of the Purchaser, the registration of ownership of the vehicles sold to the Purchaser into the name of the Purchaser.

7.6.2 The Seller shall sign all such documents as may be produced by the Purchaser which are necessary to procure the transfer of registration of all the Intellectual Property and/or Trade Marks into the name of the Purchaser, at the cost of the Purchaser, within a reasonable time after the Completion Date.

8.    LIABILITIES

8.1 The Seller shall be responsible for discharging all the Retained Liabilities on the due date for payment thereof and hereby indemnifies and holds the Purchaser harmless against all costs, claims, demands and liabilities (including, without limitation, all expenses incurred with lawyers and other consultants) in respect of any of those obligations or any failure of the Seller to discharge them.

8.2 The Purchaser shall be responsible for discharging all the Transferred Liabilities with effect from the Effective Date, on the due date for payment thereof and the Purchaser hereby indemnifies and holds the Seller harmless against all costs, claims, demands and liabilities (including, without limitation, all expenses incurred with lawyers and other consultants) in respect of any of those liabilities or any failure of the Purchaser to discharge them.

9.    TRANSFERRED EMPLOYEES

9.1 The Seller and the Purchaser acknowledge that because the sale of each of the Businesses constitutes the transfer of the whole or part of a business, trade or undertaking, as contemplated in section 197 of the Labour Relations Act 66 of 1995 ("THE ACT"), the provisions of section 197(2) of the Act apply. Accordingly, and given the absence of agreement as referred to in section 197(6) of the Act:-

                                                                           17.

9.1.1 all the rights and obligations between the Seller, as the "old employer", and each Transferred Employee as at the Effective Date, (other than the rights and obligations in respect of any share option or share incentive scheme applicable to the Transferred Employees, which are governed by the conditions of the applicable scheme), will continue in force as if they were rights and obligations between the Purchaser, as the "new employer", and each such Transferred Employee;

9.1.2 anything done before the transfer of the Businesses by or in relation to the "old employer" will be considered to have been done by or in relation to the "new employer";

9.1.3 the Purchaser as the "new employer" shall ensure continuity of service to each Transferred Employee;

      Without limiting the provisions of this clause 9.1, all rights, causes of action, claims, debts, liabilities and obligations relating to the employment or termination of employment of Transferred Employees with respect to the period commencing on the Effective Date, including, but not limited to, disability benefits and medical and life benefits will be borne by the Purchaser in its capacity as the "new employer".

9.2 Notwithstanding the provisions of clause 9.1, it is recorded that it is the Seller's and the Purchaser's intention (and the Seller and the Purchaser agree) that as between them all liabilities arising out of claims by Transferred Employees which were pending on the Effective Date (or which arise after the Effective Date but where the cause of action arose on or prior to the Effective Date) for any statutory, contractual or other legal obligation of the Seller as employer to any such Transferred Employees, will be borne by the Seller in respect of any such claims instituted within a period of 12 months after the Effective Date, and not thereafter. Such liabilities (referred to as "SELLER RESPONSIBILITIES"):

9.2.1 include, without limitation, liabilities for any claims for any monies owing in respect of wages, salaries or overtime, accrued bonuses, employer contributions to pension and provident funds, medical aid schemes or other employee benefit plans, employer contributions required by law (including unemployment insurance deductions and all income tax

                                                                             18.

            deductible under SITE and PAYE provisions) and claims for redundancy pay, unemployment compensation, unfair labour practices, unlawful or unfair acts or omissions, workers' compensation (arising from accidents, injury or illness), medical treatment received prior to the Effective Date, hospitalisation or sick leave; but

9.2.2 exclude leave pay (in respect of leave accrued prior to the Effective Date but not taken) which may be payable after the Effective Date. The Purchaser and the Seller have agreed the value of the relevant amounts, the purchase consideration has been determined accordingly and provision has been made by the Purchaser in its financial plans to pay these amounts as and when they become due.

9.3 The Seller indemnifies the Purchaser and holds it harmless from and against all loss, liability, damage or expense which the Purchaser may suffer or incur in relation to any Seller Responsibility within a period of 12 months after the Effective Date. The Purchaser shall bear sole liability for any amount described in clause 9.2.2.

9.4 Subject to clause 9.2, in the event that a Transferred Employee institutes legal proceedings against the Purchaser and the Seller in relation to any alleged joint liability flowing from a change to the Transferred Employee's terms and conditions of employment, the Purchaser indemnifies the Seller and holds it harmless from and against all loss, liability, damage or exposure which the Seller may suffer or incur as a result of such legal proceedings.

9.5 In the event that the Purchaser deems it necessary to consult with the unions of which any of the Transferred Employees are members, in relation to the provisions of the transaction set out in this Agreement, the Purchaser shall, prior to consulting the unions, consult with the Seller. In this regard the Seller undertakes to reasonably co-operate with the Purchaser in relation to all negotiations and consultations with any such union.

9.6 The Seller and the Purchaser agree that the provisions of this clause 9 sets out their agreement as envisaged by Section 197(7)(b) of the Act and that the terms hereof may be disclosed by the Seller to each of the Transferred Employees.

                                                                             19.

10. BENEFIT MATTERS AND PENSION FUNDS

      The Purchaser shall procure that the Transferred Employees will be entitled to participate in pension and/or provident and medical aid plans or schemes and such other employee benefit plans on the whole not less favourable to the Transferred Employees than the pension and/or provident and medical aid plan or scheme and other employee benefit plans to which such employees belonged at the Effective Date.

11. PUBLICATION IN TERMS OF INSOLVENCY ACT

11.1 The Parties agree that notice of this transaction will not be published as contemplated in section 34 of the Insolvency Act 24 of 1936 ("THE INSOLVENCY ACT").

11.2 The Seller indemnifies the Purchaser against any loss or damage which the Purchaser may suffer as a result of notice of this transaction not being published in terms of the Insolvency Act.

11.3 The Purchaser shall have no duty to resist any proceedings to attach or to take possession of any of the Business Assets by any persons against whom this transaction is void in terms of the Insolvency Act as a consequence of notice of this transaction not being published as aforesaid; provided that the Purchaser shall be obliged to give written notice to the Seller as soon as it becomes aware of any such proceedings.

11.4 Should the Purchaser give notice to the Seller in terms of clause 11.3 and should the Seller fail within 7 days of receipt by them of such notice to procure that the Business Assets concerned are released from attachment or are returned to the Purchaser, as the case may be, then without prejudice to such other rights as the Purchaser may have against the Seller, the Purchaser shall be entitled to pay the claims of any such third party in order to procure the release of the Business Assets from attachment and return thereof to the Purchaser and to recover the amounts so paid and all the costs incurred in so doing, from the Seller on demand.

12. VALUE-ADDED TAX

12.1 The Parties record, and reciprocally warrant in favour of each other, that-

                                                                             20.

12.1.1 the Seller and Purchaser respectively was at the Effective Date and will at the Completion Date be registered as a vendor in terms of the Value Added Tax Act, 1991;

12.1.2      each of the Businesses is sold as a going concern;

12.1.3 each of the Businesses is an enterprise capable of separate operation;

12.1.4 each of the Businesses constitute an income earning activity as at the Effective Date;

12.1.5 the assets necessary to carry on each of the Businesses are being disposed of by the Seller to the Purchaser in terms of this Agreement; and

12.1.6      the  purchase  price is  inclusive of value added tax at a rate of
            0,0%

      and that accordingly the Purchaser and the Seller fall within the ambit of section 11(1)(e) of the Value Added Tax Act, 1991 so that the value added tax payable is calculated at 0,0%.

12.2 If the sale of the Businesses in terms of this Agreement is subject to value-added tax at a rate greater than zero, the Purchaser will pay to the Seller the value-added tax at the prescribed rate on the purchase price on presentation of the relevant tax invoice.

13. BREACH

13.1 If a Party breaches any material provision of this Agreement and remains in breach for 14 days after written notice to that Party requiring that Party to rectify that breach, provided that if the breach cannot reasonably be remedied within 14 days, the Party in default shall be entitled to an extension, not exceeding a further 90 days, to remedy the breach, on condition that the Party in default provides evidence to the reasonable satisfaction of the other Party within the 14 days that effective steps to remedy the breach have been initiated and continues to provide such evidence on an ongoing basis that the steps are being expeditiously pursued;

13.2  the aggrieved party shall be entitled, at its option:

                                                                             21.

13.2.1      to  sue  for  immediate   specific   performance  of  any  of  the
            defaulting party's obligations under this Agreement, whether or not such obligation is then due; or

13.2.2 to cancel this Agreement, in which case written notice of the cancellation shall be given to the defaulting party, and the cancellation shall take effect on the giving of the notice. No Party shall be entitled to cancel this Agreement unless the breach is a material breach of a material term, and the remedy of specific performance or damages would not adequately prevent the aggrieved party from being prejudiced.

13.3 The aggrieved party's remedies in terms of this clause are without prejudice to any other remedies to which the aggrieved party may be entitled in law, including without limitation, the aggrieved party's rights to claim damages.

14. ARBITRATION

14.1  REFERRAL TO ARBITRATION

      Subject to 14.10, any dispute of whatever nature in respect of or arising from or pursuant to this Agreement or its termination, including, without limitation, any dispute as to:

14.1.1      the formation or existence of this Agreement;

14.1.2      the implementation of this Agreement;

14.1.3 the interpretation or application of any of the provisions of this Agreement;

14.1.4 the respective rights and obligations of the Parties in terms of or arising out of this Agreement or its breach or termination;

14.1.5 the validity, enforceability, rectification, termination or cancellation or alleged cancellation, whether in whole or in part, of this Agreement;

14.1.6      any documents furnished by any of the Parties to this Agreement;

                                                                             22.

14.1.7 the amount of any damages which may be suffered under this Agreement or which relate in any way to any matter affecting any of the interests of all or any of the Parties in terms of this Agreement shall, unless resolved among the Parties to the dispute within 30 days following delivery of written notice by a Party to the other Party of the nature of the dispute, be referred in the first instance at the request of any of the Parties for mediation to the Managing Directors of the Seller and the Purchaser. If the dispute has not been resolved through the mediation of the Managing Directors within 10 Business Days of its being referred to them then the dispute will be determined by arbitration in accordance with the provisions of this clause 14.

14.2  IDENTITY OF ARBITRATOR

      The arbitrator shall:

14.2.1 if the matter in issue is primarily an accounting, tax or financial matter, be an independent auditor in public practice agreed upon between the Parties to the dispute, or failing such agreement within seven Business Days after any of the Parties has called for the dispute to be referred to arbitration, nominated from amongst the four largest accounting firms in South Africa by the President for the time being of the South African Institute of Chartered Accountants;

14.2.2 if the matter in issue is primarily a legal matter, be a practising senior counsel or attorney of not less than 10 years standing, in practice in Johannesburg or Sandton, agreed upon between the Parties to the dispute or failing such agreement within seven Business Days after any of the Parties has called for the dispute to be referred to arbitration, nominated by the President for the time being of the Law Society of the Northern Provinces or, if that body does not then exist, the president for the time being of the body having jurisdiction over attorneys practising in Johannesburg;

14.2.3 if the matter in issue does not fall within the scope of 14.2.1 or 14.2.2, be such independent person with appropriate knowledge, experience or skill in relation to the matter in issue, agreed upon between the Parties to the

                                                                             23.

            dispute or failing such agreement within seven Business Days after any of the Parties has called for the dispute to be referred to arbitration, nominated by the President for the time being of the South African Institute of Chartered Accountants.

14.3  VENUE

      The place of the arbitration will be Johannesburg or Sandton and the language of the arbitration and of the arbitration award will be English.

14.4  PROCEDURES

      In making a determination:

14.4.1 the arbitrator shall be bound to follow the general principles of law, in regard to the substantive issue in question but no strict rules of evidence or any legal formalities or procedures need be observed or be taken into account by him in arriving at his decision, provided, however, that natural justice shall apply;

14.4.2 the arbitrator shall be vested with entire discretion as to the procedure and manner to be followed in arriving at his decision, provided that any Party to the dispute shall be entitled to call any witnesses whose evidence may be allowed in chief and who may be cross-examined by or on behalf of any of the Parties; and

14.4.3      the arbitrator shall be entitled:

14.4.3.1 to investigate or cause to be investigated any matter, fact or thing which he considers necessary or desirable in connection with any issue in question and in particular to require the Parties to the dispute to make full and complete discovery of documents; and

14.4.3.2 to interview and question under oath any witnesses and any executive or other employee of any of the Parties and/or any director or officer thereof.

                                                                             24.

14.5  TIME FOR DECISION

      The Parties shall use their best endeavours to cause the decision of the arbitrator to be given within 90 days after the referral to him.

14.6  COSTS AND EXPENSES

      The arbitration award shall include a determination with respect to costs and expenses of the arbitration.

14.7  FINAL AND BINDING EFFECT

      The arbitrator's decision, including his decision in relation to costs, shall be final and binding on all Parties affected thereby, shall be carried into effect and may be made an order of any competent court at the instance of any of the Parties.

14.8  CONSENT

      This clause 14 constitutes an irrevocable consent by the Parties to any proceedings in terms hereof and none of the Parties shall be entitled to withdraw therefrom or to claim at any such proceedings that it is not bound by this clause 14.

14.9  SEVERABILITY

      This clause 14 is severable from the rest of this Agreement and shall remain in effect even if this Agreement is terminated for any reason.

14.10 INJUNCTIVE RELIEF

      The provisions of this clause 14 shall not preclude any Party from instituting any proceedings for an injunction or an interdict or similar relief or any action where urgent relief may be required in a court of competent jurisdiction and unless immediate relief is obtained, the Party will suffer irreparable harm and have no adequate remedy under this Agreement or in law.

                                                                             25.

15.   CONFIDENTIALITY

15.1 The Parties to this Agreement acknowledge that each of them wishes to retain strict confidentiality regarding the negotiations on the subject matter and the contents of this Agreement.

15.2 Each Party therefore undertakes to the other to treat all negotiations, the content and subject of this Agreement and any other matters relating to this Agreement, in strict confidence and not to disclose any provisions of this Agreement to any third party without the prior written consent of the other Party, except where it is necessary to do so:

15.2.1      to enforce the provisions of this Agreement;

15.2.2 to comply with statutory obligations or with the requirements of a competent government authority or registered stock exchange.

15.3 The obligation to maintain confidentiality shall not apply to information which was in the public domain prior to its disclosure by a Party to this Agreement.

16.   MISCELLANEOUS MATTERS

16.1  ADDRESSES AND NOTICES

16.1.1 For the purposes of this Agreement, including the giving of notices and the serving of legal process, the Parties choose domicilium citandi et executandi ("DOMICILIUM") at:

16.1.1.1          the Seller:          2 Protea Road (cnr North Reef Road)
                                       Bedfordview
                                       2007;

                  Telefax:             011 457 2606;

                  Attention:           Mr Tiger Wessels.

16.1.1.2          the Purchaser:       2 Protea Road (cnr North Reef Road)
                                       Bedfordview
                                       2007

                  Telefax:             011 457 2606;

                  Attention:           Mr Damian McCann.

                                                                             26.

16.1.2 Any Party may at any time change that Party's domicilium by notice in writing to another address, provided that the new domicilium consists of or includes, a physical address at which process can be served.

16.1.3      Any notice given in connection with this Agreement shall -

16.1.3.1          be delivered by hand; or

16.1.3.2          be sent be prepaid registered post; or

16.1.3.3 be sent by telefax (if the domicilium includes a telefax number) to the domicilium chosen by the Party concerned.

16.1.4 A notice given as set out above shall be deemed to have been duly given -

16.1.4.1 if delivered to a responsible person during the normal business hours of the addressee, on the date of delivery; or

16.1.4.2          if sent by post, 14 days after posting; or

16.1.4.3 if sent by telefax with the transmitting machine printing a report to the effect that the telefax has been received by the receiving telefax machine, on the Business Day that the telefax is transmitted, except that any telefax transmitted after 16h30 shall be deemed to have been received on the following Business Day.

16.2  ENTIRE CONTRACT

      This Agreement contains all the express provisions agreed on by the Parties with regard to the subject matter of the Agreement and the Parties waive the right to rely on any alleged express provision not contained in the Agreement.

16.3  NO REPRESENTATIONS

      Neither Party may rely on any representation which allegedly induced that Party to enter into this Agreement, unless the representation is recorded in this Agreement.

                                                                             27.

16.4  VARIATION, CANCELLATION AND WAIVER

      No contract varying, adding to, deleting from or cancelling this Agreement, and no waiver of any right under this Agreement, shall be effective unless reduced to writing and signed by or on behalf of the Parties.

16.5  INDULGENCES

      No indulgence granted by a Party to the other Party shall constitute a waiver of any of that Party's rights under this Agreement; accordingly, that Party shall not be precluded, as a consequence of having granted such indulgence, from exercising any rights against the other Party which may have arisen in the past or which may arise in the future.

16.6  CESSION

      Neither Party may cede that Party's rights or delegate that Party's obligations under this Agreement without the prior written consent of the other Party.

16.7  APPLICABLE LAW

      This Agreement shall be interpreted and implemented in accordance with the law of the Republic of South Africa.

16.8  COSTS

16.8.1 Each Party shall bear that Party's own legal and financial advisor's costs of and incidental to the negotiation, preparation, settling, signing and implementation of this Agreement.

16.8.2 Any costs, including attorney and own client costs, incurred by any Party arising out of the breach by the other Party of any of the provisions of this Agreement shall be borne by the Party in breach.

16.8.3 All costs (including, without limitation, attorney fees, stamp duty and trade marks office charges, if any) incurred in the registration or transfer of the Intellectual Property and/or Trade Marks and any other Business Assets to the Purchaser shall be borne by the Purchaser. The Purchaser shall have the full and sole responsibility for procuring the registration of such transfers where appropriate, and the Seller shall be obliged to give

                                                                             28.

            such reasonable assistance and co-operation as may be reasonably required to the Purchaser in this regard.

16.9  COUNTERPARTS

      This Agreement may be executed in one or more counterparts, by the parties to this Agreement and once each party to this Agreement has signed a Counterpart, each such Counterpart shall be considered an original and all such Counterparts shall constitute one and the same instrument. Any such Counterpart may be a facsimile transmission copy thereof.

SIGNED at Bedfordview on the 6 day of December 2004.

AS WITNESSES:

/s/ Damian McCann                   /s/ Matthys J. Wessels
                                    --------------------------------------------
                                    FOR AND ON BEHALF OF PYRAMID FREIGHT
                                    (PROPRIETARY) LIMITED, DULY AUTHORISED
                                    THERETO

SIGNED at Johannesburg on the 6th day of December 2004.

AS WITNESSES:

/s/ Merilyn Gardner                 /s/ Gordon C. Abbey
                                    --------------------------------------------
                                    FOR AND ON BEHALF OF UTi SOUTH AFRICA
                                    (PROPRIETARY) LIMITED, DULY AUTHORISED
                                    THERETO

                                                                             29.

                                                                      SCHEDULE 1
                                                             (SEE CLAUSE 1.2.21)

                           SCHEDULE OF RETAINED ASSETS

                IMMOVABLE PROPERTY                                       DESCRIPTION
Rietfontein Property - Erf No. Rietfontein 63 IR       situate at 1 North Reef Road, Bedfordview
(Usufruct)

Gordon Avenue Property - Erf No. 479 & 480             situate at Cnr Edelbert Street/Hendrik Potgieter,
Florida Glen                                           Florida Glen

Leicester Road Apartment - Sectional Plan #:           situate at 1508 Martinno, Leicester Road,
55151191                                               Bedfordview

UNLISTED INVESTMENTS

Portion 118 Rietfontein (Pty) Ltd - Reg No:            3055 shares, comprising 100% of the issued
1993/004128/07 (Bare Dominium)                         share capital

Chilltrac (Pty) Ltd - Reg No: 1986/005077/07           50 shares, comprising 50% of the issued share
                                                       capital

Co-ordinated Investment Holdings (Pty) Ltd -           50 shares, comprising 50% of the issued share
Reg No. 1998/003167/07                                 capital

Illanga Freight (Pty) Ltd - Reg No:                    49 shares, comprising 49% of the issued share
1989/004006/07                                         capital

Sun Exco Investments (Pty) Ltd - Reg No:               5 shares, comprising 100% of the issued share
1987/000785/07                                         capital

                                                                    30.

E-Deliveries (Pty) Ltd - Reg No:                       1 share, comprising 100% of the issued share
1989/002174/07                                         capital

International Health Care Distributors (Pty) Ltd -     beneficial shareholder of  6 800 002 shares,
Reg No: 1993/003736/07                                 comprising 100% of the issued share capital

Kite Logistics (Pty) Limited - Reg No.                 50 shares, comprising 50% of the issued share
1997/000039/07                                         capital

CLAIMS ON LOAN ACCOUNT

Marine Link (Pty) Ltd - Reg No:
1980/002913/07

Chilltrac (Pty) Ltd - Reg No: 1986/005077/07

Portion 118 Rietfontein (Pty) Ltd - Reg
No: 1993/004128/07

Sun Couriers Share Incentive Trust - Reg No.
IT5508/1994

                                                                    31.

SURPLUS CASH                                           an amount of R11 709 280 being the amount of
                                                       cash-on-hand or bank deposits due to the
                                                       Seller in relation to the Businesses in excess of
                                                       that required by the Businesses for operating
                                                       purposes

ASSETS OF THE IT DIVISION                              including but not limited to tangible fixed assets
                                                       such as computer equipment, fixures and
                                                       fittings